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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2007

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2007, Advance Auto Parts, Inc. (the “Company”) issued a press release that reaffirmed its earlier guidance for comparable-store sales and earnings per diluted share for its fiscal first quarter, which was the 16-week period ended April 21, 2007. The press release is attached as Exhibit 99.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 7, 2007, the Company announced that John C. Brouillard had been appointed as the Company’s interim Chairman, President and Chief Executive Officer as more fully described in Item 5.02 below. As a result, Mr. Brouillard was required to relinquish his roles as the Lead Director of the Company’s Board of Directors, who presided over meetings of the Board’s non-management and independent directors, and as a member of the Board’s Audit Committee. The Company’s Board of Directors recognized the need and intended to fill these positions prior to the next scheduled meetings of the non-management or independent directors and Audit Committee, respectively, in order to remain compliant with certain New York Stock Exchange (“NYSE”) listing requirements. On May 9, 2007, the Company received notice from the NYSE that the Company was deficient in meeting the requirements of NYSE Listed Company Manual Section 303A.03, which requires that a non-management director preside at all meetings of non-management directors, and Section 303A.07(a), which requires each listed Company to have an audit committee with a minimum of three members. The NYSE notice advised that the Company had until May 16, 2007, to cure these deficiencies before being deemed noncompliant.

Effective May 10, 2007, the Board, acting by unanimous written consent, approved the appointment of William S. Salter, an independent director, to serve as the presiding director for meetings of the non-management and independent directors. The Board also appointed Nicholas J. LaHowchic, an independent director of the Board who meets the independence, experience and other qualification requirements of the NYSE Listing Standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, as the third member of the Board’s Audit Committee, to serve with Carlos A. Saladrigas and Darren R. Jackson. There have been no meetings of the non-management or independent directors or the Board’s Audit Committee during the interim.

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2007, the Company announced that Michael N. Coppola had resigned as Chairman, President and Chief Executive Officer and as a Director of the Company, effective immediately. Mr. Coppola’s resignation is not the result of any disagreement or other dispute with the Company, known to any executive officer of the Company, regarding any accounting or financial reporting issue.

On May 7, 2007, the Company’s Board of Directors announced the appointment of John C. Brouillard as the Company’s interim Chairman, President and Chief Executive Officer, effective immediately. In connection with his appointment as interim CEO, Mr. Brouillard will relinquish his roles as Lead Director and as a member of the Board’s Audit and Compensation Committees. The Board of Directors will commence a search for a new CEO.

Mr. Brouillard has been a Director of the Company since May 2004 and was appointed Lead Director on February 14, 2007. He retired as the Chief Administrative and Financial Officer of H. E. Butt Grocery Company in June 2005, a position that he had held since February 1991. From 1977 to 1991, Mr. Brouillard held various positions with Hills Department Stores, including serving as President of that company. He serves as a director of Eddie Bauer Holdings, Inc. and H. E. Butt Grocery Company.

Mr. Coppola will receive severance benefits consistent with the provisions of his employment agreement with the Company. The terms of the agreement were described in the Company’s 2007 Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 11, 2007, and the form of agreement was filed as an exhibit to a Form 8-K that was filed April 6, 2006.

In connection with the appointment of Mr. Brouillard, the Company expects to enter into an executive compensation arrangement and will provide additional disclosure when agreement has been reached.

On May 10, 2007, the Company’s Board of Directors appointed William L. Salter to serve as presiding director at meetings of the non-management and independent directors and Nicholas J. LaHowchic to serve as a member of the Board’s Audit Committee, as more fully explained in Item 2.02 above.

Item 7.01 Regulation FD Disclosure.

On May 7, 2007, the Company issued a press release announcing the resignation of Michael N. Coppola as Chairman, President and Chief Executive Officer and as a Director of the Company, effective immediately, and the appointment of John C. Brouillard as interim Chairman, President, and Chief Executive Officer. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

          Note: The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	99.1	Press release, dated May 7, 2007, issued by Advance Auto Parts, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 11, 2007	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President, Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated May 7, 2007, issued by Advance Auto Parts, Inc.